UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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INFORMATION REQUIRED IN PROXY STATEMENT
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801 17th Avenue South          •          Myrtle Beach, South Carolina 29577

To our Shareholders:

The Annual Meeting of Shareholders of AVX Corporation (the "Company"), a Delaware corporation, will be held at the AVX Seaboard Facility located at 1900 Highway 501 East, Myrtle Beach, South Carolina 29577, on Wednesday, July 19, 2006, at 10:00 a.m., for the purpose of acting upon the following matters:

1.	To elect four Directors;

2.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record of the Company on May 26, 2006, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Company is furnishing an Annual Report on Form 10-K to shareholders in lieu of a separate annual report.

In order that your shares of stock may be represented at the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope, or use telephone or internet voting (as explained in the proxy voting instructions attached to the proxy card) before the Annual Meeting. If you attend the Annual Meeting, you may vote in person even though you have previously voted.

Kurt Cummings Corporate Secretary

Myrtle Beach, South Carolina
June 13, 2006

YOUR VOTE IS IMPORTANT
PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE, OR USE TELEPHONE OR INTERNET VOTING BEFORE THE ANNUAL MEETING.

AVX Corporation
801 17th Avenue South, Myrtle Beach, SC 29577

PROXY STATEMENT
Annual Meeting of Shareholders
To be held Wednesday, July 19, 2006

This Proxy Statement is furnished to the shareholders of AVX Corporation ("AVX" or the "Company") in connection with the solicitation on behalf of the Board of Directors (the "Board") of proxies to be used at the Annual Meeting of Shareholders (as may be adjourned, the "Annual Meeting") to be held on Wednesday, July 19, 2006, at 10:00 a.m., at the AVX Seaboard Facility located at 1900 Highway 501 East, Myrtle Beach, South Carolina 29577, and any adjournment thereof. The Company expects that this Proxy Statement, with the accompanying proxy and the Annual Report on Form 10-K for the fiscal year ended March 31, 2006, will be mailed to shareholders on or about June 16, 2006.

Each share of AVX common stock, par value $.01 per share (the "Common Stock"), outstanding at the close of business on May 26, 2006, will be entitled to one vote on all matters acted upon at the Annual Meeting. On May 26, 2006, 172,350,163 shares of Common Stock were outstanding.

Shares will be voted in accordance with the instructions indicated in a properly executed proxy. In the event that voting instructions are omitted on any such proxy, the shares represented by such proxy will be voted as recommended by the Board. Shareholders have the right to revoke their proxies at any time prior to a vote being taken by: (i) delivering written notice of revocation before the Annual Meeting to the Corporate Secretary at the Company's principal offices; (ii) delivering a proxy bearing a later date or time than the proxy being revoked; (iii) resubmitting a vote by telephone or internet (as explained in the proxy voting instructions attached to the proxy card); or (iv) voting in person at the Annual Meeting.

The presence at the Annual Meeting, in person or by proxy, of shareholders holding in the aggregate a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. The affirmative vote of the holders of a plurality of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors. Proxies indicating shareholder abstentions will, in accordance with Delaware law, be counted as represented at the Annual Meeting for purposes of determining whether there is a quorum present, but will not be voted for or against any proposal to which the abstention relates. Abstentions will also be counted as a vote cast on any proposal (other than the election of directors) and, accordingly, will have the effect of a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees that are represented at a meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum, but will not be voted on such matter and will not be counted for purposes of determining the number of votes cast on such matter. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

The Company has been informed by the Trustee for the Company's retirement plans that shares of Common Stock held by the Trustee for such plans will be voted by the Trustee in accordance with instructions received from the participants, and if no instructions are received with respect to any shares, such shares will be voted in the same proportion as shares for which instructions are received from other participants in the plan.

At the date of this Proxy Statement, management does not know of any matter to be brought before the Annual Meeting for action other than the matters described in the Notice of Annual Meeting and matters incident thereto. If any other matters should properly come before the Annual Meeting, the holders of the proxies will vote and act with respect to such matters in accordance with their best judgment. Discretionary authority to do so is conferred by the enclosed proxy.

Holders of our common stock are not entitled to dissenters’ rights or appraisal rights with respect to the proposals to be considered at the Annual Meeting.

PROPOSAL I
ELECTION OF DIRECTORS

NOMINATIONS FOR THE BOARD OF DIRECTORS

The Board of Directors has fixed the size of the Board at twelve (12). It is currently divided into three classes elected for staggered three year terms. Each director holds office until a successor has been duly elected and qualified, or until such director’s death, resignation, or removal in the manner provided in the Company’s By-laws. The Board of Directors proposes that the nominees identified below be elected as directors to serve for the terms indicated.

Directors Standing for Election

CLASS II

Nominations for terms expiring at the Annual Meeting in 2009

JOHN S. GILBERTSON   Age 62 - Chief Executive Officer since 2001. President since 1997. Chief Operating Officer from 1994 to 2001 and a member of the Board since 1990. Executive Vice President from 1992 to 1997, Senior Vice President from 1990 to 1992 and employed by the Company since 1981. Managing Director of our parent company, Kyocera Corporation (“Kyocera”), since 1999 and Director of Kyocera since 1995. Member of the Board of Directors of Kyocera International Inc. (“KII”), a U.S. subsidiary of Kyocera, since 2001.

MAKOTO KAWAMURA  Age 56 - Representative Director, President and Chief Operating Officer of Kyocera since 2005. Director of Kyocera from 2001 to 2003. General Manager of Kyocera’s Corporate Cutting Tool Division from 2002 to 2005.

RODNEY N. LANTHORNE Age 61 -Member of the Board since 1990. President of KII since 1987. Director of Kyocera since 2003. Senior Managing and Representative Director of Kyocera from 1999 to 2003. Director of Kyocera from 1988 to 1999.

JOSEPH STACH Age 67 - Member of the Board since 2004. Retired since October 2003. Vice President of Advanced Energy Industries, a manufacturer of products for hi-tech manufacturing processes, from October 1998 to 2003. Chairman, CEO and President of RF Power Products, Inc., a manufacturer and distributor of radio frequency power delivery systems, from August 1991 to October 1998. Executive Director, Center for Microelectronics Research, University of South Florida from January 1988 to April 1991.

These four directors have been nominated by the Board. Unless contrary instructions are given, it is intended that the votes represented by the proxies will be cast FOR the election of the persons listed above as directors. In the event that any of the nominees should become unavailable to stand for election, the Board may designate a substitute. It is intended that all properly executed and returned proxies will be voted FOR such substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF THE PERSONS LISTED ABOVE.

Directors Continuing in Office

CLASS I

Terms expiring at the Annual Meeting in 2007

KAZUO INAMORI Age 74 -Chairman Emeritus of the Board since 1997. Chairman of the Board from the Company's acquisition by Kyocera in 1990 to 1997. Chairman Emeritus of the Board of Directors of Kyocera since 2005. Chairman Emeritus and Director of Kyocera from 1997 to 2005. Prior to 1997, served as Chairman of the Board of Directors of Kyocera, which he founded in 1959.

KENSUKE ITOH Age 68 - Member of the Board since 1990 and Vice-Chairman of the Board from 1997 to 2002. Executive Advisor of Kyocera since 2005. Chairman of the Board of Directors of Kyocera from 1999 to 2005. Representative Director of Kyocera since 1985.

BENEDICT P. ROSEN Age 69 - Chairman of the Board since 1997. President from 1993 to 1997, Chief Executive Officer from 1993 to 2001. Retired from AVX in 2001. Member of the Board since 1990. Executive Vice President from 1985 to 1993. Senior Managing and Representative Director of Kyocera from 1995 to 2002 and previously served as a Managing Director of Kyocera from 1992 to 1995. Director of Crescent Bank, Crescent Mortgage Company, Nordson Corporation, New South Corporation, Trelys Fund and Carolina Financial Institution.

RICHARD TRESSLER Age 64 - Member of the Board since 1995. Professor Emeritus of Pennsylvania State University since 2002. Professor of Materials Science and Engineering at Pennsylvania State University from 1981 to 2002. Head of the Department of Materials Science and Engineering from 1991 to 2001.

CLASS III

Terms expiring at the Annual Meeting in 2008

YASUO NISHIGUCHI Age 62 - Vice-Chairman of the Board since 2002 and member of the Board since 1999. Chairman and Chief Executive Officer of Kyocera since 2005. President of Kyocera from 1999 to 2005 and Representative Director of Kyocera since 1992.

MASAHIRO UMEMURA Age 62 - Member of the Board since 1990. Vice Chairman and Chief Financial Officer of Kyocera since 2005. Executive Vice President of Kyocera since 1999. Representative Director of Kyocera since 1997.

YUZO YAMAMURA Age 64 - Member of the Board since 1995. Senior Managing and Representative Director of Kyocera from 1995 to 1999. President of Kyocera Elco Corporation, a subsidiary of Kyocera, since 1992. Director of Kyocera since 2003.

DONALD B. CHRISTIANSEN Age 67 - Member of the Board since 2002. Retired from AVX in 2000. Senior Vice President of Finance, Chief Financial Officer and Treasurer from 1997 to 2000. Vice President of Finance, Chief Financial Officer and Treasurer from 1994 to 1997. Chief Financial Officer from 1992 to 1994. Member of the Board from 1992 to 2000.

Ownership of Securities by Directors, Director Nominees and Executive Officers

The Common Stock is the only class of equity securities of the Company outstanding. As of March 31, 2006, the directors, director nominees and each executive officer currently named in the Summary Compensation Table below, individually, and all directors, director nominees and executive officers of the Company as a group, beneficially owned (i) shares of Common Stock of the Company and (ii) equity securities of Kyocera, as follows:

Name	Amount and Nature of Beneficial Ownership of Outstanding AVX Shares (1)	Number of AVX Shares Underlying Exercisable Options (2)	Total AVX Shares	Percentage of AVX Common Stock (3)	Amount and Nature of Beneficial Ownership of Outstanding Kyocera Equity Securities (1)	Number of Kyocera Equity Securities Underlying Exercisable Options (4)	Total Kyocera Equity Securities	Percentage of Kyocera Equity Securities (5)

Benedict P. Rosen	116,770	112,500	229,270	*	1,453	-0-	1,453	*
Kazuo Inamori	20,000	42,000	62,000	*	11,486,165 (6)	24,000	11,510,165	6.13%
John S. Gilbertson	83,890	784,875	868,765	*	16,867	13,500	30,367	*
Donald B. Christiansen	11,575	15,000	26,575	*	-0-	-0-	-0-	*
Kensuke Itoh	6,000	42,000	48,000	*	557,072	24,000	581,072	*
Makoto Kawamura	-0-	-0-	-0-	*	2,000	15,000	17,000	*
Rodney N. Lanthorne	3,000	42,000	45,000	*	3,398	13,500	16,898	*
Yasuo Nishiguchi	1,000	27,000	28,000	*	4,095	24,000	28,095	*
Joseph Stach	-0-	5,000	5,000	*	-0-	-0-	-0-	*
Richard Tressler	5,472 (7)	39,000	44,472	*	-0-	-0-	-0-	*
Masahiro Umemura	2,000	42,000	44,000	*	5,000	20,000	25,000	*
Yuzo Yamamura	2,000	42,000	44,000	*	82,000	18,000	100,000	*
C. Marshall Jackson	20,004	284,688	304,692	*	4,402	-0-	4,402	*
Peter Venuto	6,727	72,138	78,865	*	586	-0-	586	*
Peter Collis	-0-	84,050	84,050	*	-0-	-0-	-0-	*
Kurt Cummings	7,603	91,875	99,478	*	234	-0-	234	*

All directors, director nominees and executive officers as a group (A total of 21 individuals including those named above)	320,267	2,150,027	2,470,294	1.42%	7,485,416	152,000	7,637,416	4.07%

    * Less than 1%

(1)	Includes interests, if any, in shares held in the Company's Deferred Compensation and Retirement Plan Trusts.

(2)
Includes AVX shares under options exercisable as of March 31, 2006, and options which become exercisable within 60 days thereafter under the AVX Corporation 1995 Stock Option Plan (the “1995 Stock Option Plan”), the AVX Corporation 2004 Stock Option Plan (the “2004 Stock Option Plan” and, together with the 1995 Stock Option Plan, the “Stock Option Plans”), the AVX Corporation Non-Employee Directors’ Stock Option Plan (the “Non-Employee Directors’ Stock Option Plan”), or the AVX Corporation 2004 Non-Employee Directors' Stock Option Plan (the “2004 Non-Employee Directors' Stock Option Plan” and, together with the Non-Employee Directors' Stock Option Plan, the “Non-Employee Directors' Stock Option Plans”).

(3)	Based on a total number of 172,215,645 shares of Common Stock outstanding as of March 31, 2006.

(4)	Includes shares under options exercisable as of March 31, 2006, and options which become exercisable within 60 days thereafter under the Kyocera Stock Option Plan.

(5)	Based on a total number of 187,754,750 shares of Kyocera equity securities outstanding as of March 31, 2006.

(6)
Includes 4,680,000 shares held by the Inamori Foundation as to which Mr. Inamori, as President of the foundation, may be deemed to have voting and investment power. The aforementioned shares are not included in the total shares held by all directors, director nominees and executive officers as a group.

(7)	Includes 4,472 Phantom Shares accrued under the Deferred Compensation Plan for Eligible Board Members.

The information provided in the above chart as to each director, director nominee and named executive officer, individually, and all directors, director nominees and executive officers as a group, is based, in part, on information received from such individuals. The individuals hold sole voting and investment power over the shares indicated as owned by them except: Mr. Rosen, who shares voting rights and investment power over 34,471 AVX shares with his wife; Mr. Gilbertson, who shares voting rights and investment power over 1,000 AVX shares with his wife; and Mr. Lanthorne, who shares voting rights and investment power over 1,000 AVX shares with his wife.

Security Ownership of Certain Beneficial Owners

Set forth below is a table indicating those persons whom the management of the Company believes to be beneficial owners of more than 5% of the Company's Common Stock as of March 31, 2006.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class (1)
Kyocera Corporation 6 Takeda Tobadono-cho Fushimi-ku, Kyoto 612-8501, Japan	121,800,000	(2)	70.7%
Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017-2023	17,530,742	(3)	10.2%

(1)    Based on a total number of 172,215,645 shares of Common Stock outstanding as of March 31, 2006.

(2)    The shares held by Kyocera are subject to the voting and investment control of Kyocera's Board of Directors.

(3)
Shares shown as beneficially owned by Third Avenue Management LLC are reported in a Form 13G/A filed by Third Avenue
Management LLC dated as of February 14, 2006. Based on that filing, Third Avenue Management LLC has sole voting power with respect to 15,429,062 shares and sole dispositive power with respect to 17,530,742 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership of any class of the Company's equity securities. To the Company's knowledge, during the fiscal year ended March 31, 2006, all of its directors, officers and persons who hold more than 10% of the Company's Common Stock complied with all applicable Section 16(a) filing requirements, except that Forms 4 for each of the Company’s seven officers in connection with the grant of options in May 2005 to purchase Common Stock, were inadvertently filed late.

Board of Directors - Governance

The Board has adopted Corporate Governance Guidelines to assist it in the performance of its duties and the exercise of its responsibilities and in accordance with the listing requirements of the New York Stock Exchange ("NYSE"). The guidelines are available on the Company's website at www.avx.com in the "Corporate Information - Corporate Governance" section. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees. The code is available on the Company's website at www.avx.com in the "Corporate Information - Corporate Governance" section. You may request a copy of the guidelines or code by sending a request to the Secretary at P.O. Box 867, Myrtle Beach, South Carolina 29578.

Mr. Rosen has been selected by the Board as the "Presiding Director" to preside over executive sessions of the Board in which members of management do not participate.

Because a majority of the Company's shares are owned by Kyocera, the Company is considered a "controlled company" under the applicable rules of the NYSE. Accordingly, the Company need not have a Board of Directors with a majority of independent directors or Nominating/Corporate Governance and Compensation Committees comprised entirely of independent directors.

The Company's Corporate Governance Guidelines indicate that the Board as a whole is responsible for nominating individuals for election to the Board by the shareholders based on candidates suggested by members of the Board, management and shareholders. The Board does not currently operate under a formal written charter when discharging its nominating functions.

The Board has not adopted specific objective requirements for service on the Board. Instead, the Board will consider various factors in determining whether to nominate an individual for election by the shareholders. Among other things, the Board expects each Director to:

•	understand AVX's businesses and the marketplaces in which it operates

•	regularly attend meetings of the Board and of the committees on which he or she serves

•	review and understand the materials provided in advance of meetings and any other materials provided to the Board from time to time

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees

•
be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director's insights might be helpful to the CEO or management.

The Board will consider candidates recommended by shareholders in the same manner as other candidates. Mr. Kawamura was recommended to the Board for nomination by Kyocera.

Shareholders and other interested parties who wish to communicate with the Board (including, in the case of shareholders, in order to nominate director candidates to the Board), individual board members, the Chairman of the Board (currently the Presiding Director) or the non-management directors as a group may do so by either of the following means:

•	send correspondence by email to compliance@avxus.com; or
•	write to AVX Corporation, Compliance Office, P.O. Box 3456, Myrtle Beach, SC 29578-3456.

All questions and concerns will be received and processed by the Corporate Compliance Office. Questions and concerns relating to AVX's accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Questions and concerns addressed to the Board will be referred to the Presiding Director. Other questions and concerns will be processed by the Corporate Compliance Office and forwarded to the addressees or distributed at the next scheduled Board meeting, as appropriate.

Board of Directors - Meetings Held and Committees

The Board held four meetings during the fiscal year ended March 31, 2006. During that period, all the directors, except Messrs. Inamori, Itoh and Yamamura, attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which they served. The directors are encouraged and expected to attend the Annual Meeting of Shareholders if reasonably possible. All of the directors except for Dr. Inamori attended the Company's Annual Meeting of Shareholders held on July 20, 2005. The Board has the following standing committees and no nominating committee:

Executive Committee. The Executive Committee has been delegated authority by the Board to exercise the powers of the Board in matters pertaining to the management of the business. The Executive Committee held no meetings during the fiscal year ended March 31, 2006. The members of the Executive Committee are Messrs. Inamori (Chairman), Gilbertson, Lanthorne, Nishiguchi and Umemura.

Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act and operates under a written charter adopted by the Board of Directors. The Audit Committee is appointed by the Board of Directors to provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Company's consolidated financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the annual independent audit of the Company's consolidated financial statements; the independent registered public accounting firm's qualifications and independence; the performance of the Company's internal audit function and independent registered public accounting firm and any other areas of potential financial risks to the Company specified by the Board of Directors. The Audit Committee is also responsible for hiring, retaining and terminating the Company's independent registered public accounting firm. The Audit Committee met seven times during fiscal 2006.

 The Audit Committee is comprised of three members. The members of the Audit Committee are Messrs. Christiansen (Chairman), Stach and Tressler. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board of Directors has determined that the Company has at least one "audit committee financial expert", as defined by the Securities and Exchange Commission ("SEC"), serving on the Audit Committee. The "audit committee financial expert" designated by the Board is Mr. Christiansen. The Board has determined that an independent director is one who is free from any relationship that would interfere with his or her exercise of independent business judgment, receives no compensation from the Company or its subsidiaries other than director's fees and shall not be an affiliate of the Company or its subsidiaries. The Board of Directors has determined that the members of the Audit Committee are "independent" under the currently applicable rules of the NYSE.

The Board of Directors has adopted a written charter for the Audit Committee. The charter, as amended, is available on the Company's website at www.avx.com in the "Corporate Information - Corporate Governance" section. You may request a copy of the charter by sending a request to the Corporate Secretary at P. O. Box 867, Myrtle Beach, South Carolina 29578.

Compensation Committee. The Compensation Committee has the full power and authority of the Board with respect to the determination of compensation for all executive officers of the Company. The Compensation Committee also has full power and authority over any compensation plan approved by the Board for employees of the Company and its subsidiaries, other than the Stock Option Plans, including the issuance of shares of Common Stock, as the Compensation Committee may deem necessary or desirable in accordance with such compensation plans. The Compensation Committee held one meeting during the fiscal year ended March 31, 2006. The members of the Compensation Committee are Messrs. Inamori (Chairman), Rosen, Nishiguchi, Tressler and Umemura.

 Equity Compensation Committee. The Equity Compensation Committee is responsible for any action on all matters concerning the Stock Option Plans. This committee consists of Messrs. Tressler (Chairman), Stach and Umemura. The Equity Compensation Committee held one meeting during the fiscal year ended March 31, 2006.

Special Advisory Committee. The Special Advisory Committee is comprised of independent directors. The committee is required to review and approve all material contracts and transactions between the Company and related parties and to meet periodically in executive session. The Special Advisory Committee held one meeting during the fiscal year ended March 31, 2006. The members of the Special Advisory Committee are Messrs. Stach (Chairman), Tressler and Christiansen.

Compensation of Directors

Each director who is not an employee of the Company or Kyocera is paid an annual director's fee of $30,000, an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses. The Chairman of the Audit Committee also receives an additional $5,000 per year. Each director who is an employee of Kyocera is paid an attendance fee of $2,500 per Board or committee meeting and reimbursement of travel expenses. In addition, each director who is not an employee of the Company is granted stock options pursuant to the Non-Employee Directors' Stock Option Plans.

Stock Options

AVX feels that it is important for members of the Board to be shareholders of the Company, to have an incentive to help the Company grow and prosper, and to share in that prosperity. The 2004 Non-Employee Directors' Stock Option Plan authorizes the issuance of 1,000,000 shares of Common Stock, making available the grant of an option to purchase 15,000 shares of Common Stock to each director not employed by AVX (a “Non-Employee Director”) as of the date on which a Non-Employee Director is elected for the first time and every third anniversary thereafter. In addition, options to purchase shares of Common Stock may also be granted from time to time upon prior approval by the Board. The option becomes exercisable 33 1/3% one year after the date of the grant and an additional 33 1/3% at the end of each of the following two years, provided that the Non-Employee Director must continue to be a director at the date of exercise. However, if the Non-Employee Director's service terminates due to retirement, death or disability, his options shall thereupon become fully vested. Options have an exercise price equal to the fair market value (as defined in the plan) of the Common Stock on the date of grant. The Board administers this plan. The plan requires that options granted thereunder will expire on the date which is ten years after the date of grant, unless sooner terminated under the terms of the plan. Unless sooner terminated by action of the Board, the plan will terminate on August 1, 2014. Subject to certain exceptions that require shareholder approval, the plan may be amended or discontinued by the Board. Options granted under the plan are not assignable. There are no federal tax consequences either to the Non-Employee Directors or to the Company upon the grant of an option. On exercise of an option, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the Non-Employee Director as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of an option will generally result in a capital gain or loss for the Non-Employee Director, but will have no tax consequences for the Company. The Non-Employee Director’s Stock Option Plan adopted in 1995 terminated on August 1, 2005.

Deferred Compensation Plan for Eligible Board Members

The Deferred Compensation Plan for Eligible Board Members allows each director not employed by AVX or Kyocera (an "Outside Director"), at his election, to defer payment of certain portions of his compensation as a director. Deferrals are invested in an AVX Phantom Share Unit Fund. Each deferral is converted into a hypothetical investment in Common Stock using the price of the stock at each deferral period. At the time of pay out of the deferred accounts, the Company disburses to the Outside Director an equivalent number of shares of Common Stock "purchased" by the Outside Director during the entire deferral period, increased for any hypothetical reinvested dividends declared during the deferral period. An Outside Director's deferred account is paid, at the director's election, either on the 10th anniversary of each annual deferral or upon his ceasing to be a member of the Board of Directors.

Executive Compensation

 Cash Compensation

The following table shows cash compensation paid and certain other compensation paid or accrued by the Company for the fiscal years ended March 31, 2006, 2005 and 2004 to each of the Company's Chief Executive Officer and the next four most highly compensated executive officers ("Named Executive Officers") in all capacities in which they served.

Summary Compensation Table
		Annual Compensation			Long Term Compensation
				Other Annual	Securities Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Options	Compensation
Name & Position	Year	($) (1)	($) (2)	($) (3)	(#) (4)	($) (5)
John S. Gilbertson	2006	$605,000	$ 46,800	$ 35,800	100,000	$ 78,600
Chief Executive Officer	2005	576,000	598,900	35,800	100,000	74,300
and President	2004	558,000	-0-	31,600	100,000	72,500

C. Marshall Jackson	2006	305,400	60,028	19,500	25,000	55,300
Executive Vice President	2005	299,400	119,700	19,400	25,000	38,800
of Sales and Marketing	2004	295,000	-0-	18,400	25,000	38,400

Peter Venuto	2006	223,700	57,840	13,500	20,000	45,800
Vice President of	2005	205,200	131,100	13,400	20,000	27,100
North American and	2004	183,600	-0-	12,900	20,000	23,400
European Sales

Peter Collis	2006	222,900	49,564	19,000	20,000	22,300
Vice President	2005	211,400	148,700	18,100	20,000	21,100
of Tantalum	2004	159,000	-0-	17,100	20,000	11,300

Kurt Cummings	2006	210,200	63,575	15,000	10,000	46,600
Vice President,	2005	191,100	150,900	14,800	10,000	24,600
Chief Financial Officer,	2004	184,000	-0-	14,700	10,000	24,300
Treasurer and Secretary

(1)	Includes amounts earned but deferred by the executive officer at his election, pursuant to the Company's savings or deferred compensation plans.

(2)
For fiscal 2006, the Bonus amounts shown exclude cash awards, based on the Company’s 2006 performance, to be awarded in accordance with the Management Incentive Plan. Since the performance targets were exceeded in fiscal 2006, the Compensation Committee plans to award the Chief Executive Officer a bonus, to be paid in the summer of 2006, based on 150% of his salary, and the other officers will be awarded bonuses derived from a pool based on 100% of their combined salaries. The other officers’ individual bonuses will be determined by the Chief Executive Officer and will be paid 75% in the summer of 2006, with the remaining 25% of the bonuses to be paid in the summer of 2007. In each case the bonus (a portion thereof) is “earned” at the time of payment as the officer must be employed by the Company at that time.

The amounts shown for fiscal 2006, with respect to Messrs. Jackson, Venuto, Collis and Cummings, include 25% of the cash awards payable in the summer of 2006, based on the Company’s 2005 performance, in accordance with the Management Incentive Plan, subject to continued employment. Also includes, with respect to Messrs. Gilbertson, Jackson, Venuto and Cummings, 50% of the 2005 and 50% of the 2006 award for such officers in accordance with a determination by the Company’s Board of Directors to pay discretionary cash awards to each U.S. salaried employee of the Company in an amount equal to 8% of such employee’s calendar year eligible earnings. The remaining 50% of the 2006 award will be paid in the summer of 2007, provided the officer is employed by the Company at that time.

(3)
Includes automobile cost allowances and contributions to group life, disability, or excess liability insurance programs, respectively, as follows for fiscal 2006: John S. Gilbertson - $24,000 and $11,800; C. Marshall Jackson - $14,400 and $5,100; Peter Venuto - $10,200 and $3,300; Peter Collis - $16,900 and $2,100; and Kurt Cummings - $12,000 and $3,000. The Company also provides the named executive officers with certain medical benefits generally available to all salaried employees.

(4)	All stock options were granted pursuant to the 1995 Stock Option Plan.

(5)
All other compensation includes the Company's contribution on behalf of the respective Named Executive Officers pursuant to the terms of the AVX Corporation Deferred Compensation Plan (the "DCP"), the AVX Corporation Retirement Plan (the "Retirement Plan") and the AVX Ltd. Pension Plan (the “Pension Plan”). For fiscal 2006, components of all other compensation described above for the respective Named Executive Officers was as follows for the DCP and Retirement Plan, respectively: John S. Gilbertson - $51,000 and $27,600; C. Marshall Jackson - $27,900 and $27,400; Peter Venuto - $18,200 and $27,600; Kurt Cummings - $19,100 and $27,500. The amount indicated for Peter Collis for fiscal 2006 reflects the Company's contribution on his behalf under the Pension Plan, a defined benefit pension plan administered by AVX Limited, a wholly-owned subsidiary of AVX Corporation. The Pension Plan provides for a retirement benefit equal to 1/60th of the final pensionable salary for each year of service, as defined, at age 65. Mr. Collis has been employed by the Company since 1967. In the event of early retirement, the retirement benefit is proportionally reduced based on years of service. The estimated annual benefit payable to Mr. Collis upon retirement, based on his estimated final pensionable salary, as defined, of $200,000 and 32 years of credited service is $100,000. Compensation covered by the Pension Plan generally corresponds with the annual compensation reported for Mr. Collis in the summary compensation table above.

The amounts shown for each Named Executive Officer may exclude certain perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer for any year included in this table.

Option Grants in Fiscal 2006

The following table sets forth information regarding all options to acquire shares of Common Stock granted to the Named Executive Officers during the fiscal year ended March 31, 2006.

Stock Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Stock Options Granted (1) (2)	Percent of Total Stock Options Granted to Employees in Fiscal 2006	Exercise Prices Per Share (3)	Expiration Date	Grant Date Present Value (4)
John S. Gilbertson	100,000	20.2%	$ 11.30	5/06/2015	$ 485,260
C. Marshall Jackson	25,000	5.1%	11.30	5/06/2015	121,315
Peter Venuto	20,000	4.0%	11.30	5/06/2015	97,052
Peter Collis	20,000	4.0%	11.30	5/06/2015	97,052
Kurt Cummings	10,000	2.0%	11.30	5/06/2015	48,526

(1)
Options were granted on May 6, 2005 to purchase shares of Common Stock. Twenty-five percent of the shares subject to options become exercisable one-year from the date of grant and 25% become exercisable on each of the three succeeding anniversary dates, provided the officer continues to be employed by the Company or any of its subsidiaries.

(2)	The options were granted pursuant to the 1995 Stock Option Plan and do not provide tandem or stand-alone stock appreciation rights.

(3)	Payment for shares of Common Stock upon exercise of a stock option may be made in cash, or with the Company's consent, shares of Common Stock or a combination of cash and shares of Common Stock.

(4)
These amounts represent the estimated value of stock options at the respective dates of grant, calculated using the Black-Scholes option pricing model, based on the following assumptions used in developing the valuations for the grants issued on May 6, 2005: an expected volatility of 55.74%, for the grant date, based on the historical volatility of AVX Common Stock; an expected term of exercise of 4 years; a risk free rate of return of 4.0%; and a dividend yield of 1.327%. The actual value of the options, if any, realized by the officers will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by the officer will be at or near the value estimated above. The amounts should not be used to predict stock performance. No gain to the officer is possible without an appreciation in stock value which will benefit all shareholders commensurately.

Fiscal Year-End Option Values

The following table sets forth information with respect to options exercised during fiscal 2006 by the Named Executive Officers and fiscal year-end values of unexercised options held by the Named Executive Officers at year-end (all of which were granted by the Company pursuant to the 1995 Stock Option Plan).

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
John S. Gilbertson	250,000	$225,441	709,875	281,625	$4,129,139	$ 1,370,921
C. Marshall Jackson	-0-	$-0-	265,938	70,312	1,457,550	342,137
Peter Venuto	-0-	$-0-	58,388	49,462	241,323	238,878
Peter Collis	-0-	$-0-	70,550	49,600	274,313	241,319
Kurt Cummings	-0-	$-0-	84,375	27,125	383,844	130,566

(1)
In accordance with the rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of calculating the value of unexercised options exercisable and unexercisable, fair market value is deemed to be $17.70 per share, the closing price of the Common Stock reported for the NYSE Composite Transactions on March 31, 2006, the last trading day of the Company's fiscal year.

Employment Agreement

In addition to participation in the executive compensation program described in the Report of the Compensation Committee and Equity Compensation Committee below, Mr. Gilbertson has an employment agreement that provides for a two-year advisory period upon retirement from the Company. During this advisory period, he will receive an annual payment equivalent to his most recent base salary as a full-time employee. If Mr. Gilbertson dies prior to or during the advisory period, his heirs will be entitled to the payments he would have received.

Equity Compensation Plan Information

The Company has four stock option plans, all of which are shareholder-approved plans. The number of options outstanding and remaining available under the approved plans as of March 31, 2006 was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity Compensation plans approved by security holders	4,804,615	$14.72	10,970,000
Equity compensation plans not approved by security holders	--	--	(1)

(1)
Members of the Board of Directors who are not employees of AVX or Kyocera are eligible to defer their annual director's fee and attendance fees in an AVX Phantom Share Unit Fund under the Deferred Compensation Plan for Eligible Board Members (not approved by shareholders) based on the Fair Market Value of the Common Stock at each Credit Date (all as defined in the plan). Payment of account balances to an eligible director (as prescribed in "Compensation of Directors" above) is payable in the form of a number of shares of Common Stock equal to the whole number of Phantom Shares Units (as defined) credited to such director under the plan. See "Compensation of Directors" above for more information.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2006, the Compensation Committee was comprised of Messrs. Inamori, Nishiguchi, Rosen, Tressler and Umemura and the Equity Compensation Committee was comprised of Messrs. Tressler, Stach and Umemura. Mr. Rosen formerly held the offices of Chief Executive Officer, President and Executive Vice President of AVX and Senior Managing and Representative Director and Managing Director of Kyocera. As of March 31, 2006, Dr. Inamori was Chairman Emeritus of the Board, Mr. Nishiguchi was Chairman and Chief Executive Officer, and Mr. Umemura was Vice Chairman and Chief Financial Officer, of Kyocera. Kyocera owns 121,800,000 shares, or approximately 70.7%, of the Company's outstanding Common Stock as of March 31, 2006, and has engaged in a significant number and variety of related company transactions with the Company. The more significant arrangements and agreements between the Company and Kyocera are described under the caption "Relationship with Kyocera and Related Transactions" below. For additional information concerning positions with Kyocera held by executive officers and directors of the Company, see "Proposal I - Election of Directors - Nominations for the Board of Directors" above.

Report of the Compensation Committee and Equity Compensation Committee

This report provides an overview of the Company's executive compensation philosophy and describes the roles of the Compensation Committee and the Equity Compensation Committee.

The Compensation Committee, subject to review by the Board, makes determinations regarding salary levels and annual incentive bonus opportunities for executive officers, and performs other compensation related functions delegated to the Compensation Committee by the Board. The Equity Compensation Committee makes determinations regarding all option awards under Stock Option Plans, including awards to executive officers.

  The Company's compensation policy reflects a commitment to an executive compensation plan which enables the Company to attract, retain and motivate highly qualified management professionals. The Company's compensation philosophy is to directly align executive compensation with the financial performance of the organization. The Company believes that the relationship between executive compensation and Company performance will create a benefit for all shareholders.

The executive compensation program has been developed by the Compensation Committee using various factors which include historical earnings, review of industry competition executive compensation plans, and consultation with compensation experts. The key elements of the executive compensation program are base salary, annual incentive bonus and stock options, in addition to those benefits provided under the Company's retirement plans.

The Compensation Committee or the Equity Compensation Committee, as applicable, reviews and approves each element of the Company's executive compensation program and periodically assesses the effectiveness of the program as a whole. This program covers the Chief Executive Officer, other named executive officers, and all other executive officers of the Company. Specifically, the committees approve the salaries of all executive officers, cash awards under the Company's Management Incentive Plan ("MIP"), the grant of stock options under the Stock Option Plans, and the provision of any special benefits or perquisites to executive officers.

Base Salary Program

The base salary program is intended to provide base salary levels that are externally competitive and internally equitable, and to reflect each individual's sustained performance and cumulative contribution to the Company. Each executive officer's individual performance is reviewed to arrive at merit increase determinations. These merit increases are then reviewed within the context of the total merit increase budget to determine reasonableness.

Management Incentive Plan
The MIP provides for annual cash incentive compensation based on various performance measures for executive officer positions. Bonus awards are generally paid under the MIP if the Company's financial results exceed a pre-determined performance target. The bonus awards for the Chief Executive Officer are determined as a percentage of salary based on results related to target profits. The rest of the executive officers' individual bonuses are determined by the Chief Executive Officer and are derived from a pool determined as a percentage of combined salaries based on results related to target profits. The other executive officer bonuses are paid 75% currently and 25% of the bonuses are paid the following year, provided the officer is employed by the Company at the time.

Stock Option Plans
The Stock Option Plans are designed to reward executive officers and other key employees directly for appreciation in the long-term price of the Common Stock. Each of the Stock Option Plans directly links the compensation of executive officers to gains by the shareholders and encourages executive officers to adopt a strong stakeholder orientation in their work. Each of the Stock Option Plans also places what can be a significant element of compensation at risk because the options have no value unless there is appreciation over time in the value of Common Stock.

With the understanding that the value (if any) of stock options is based on future performance, the Company bases stock option grants on levels of expected value for long-term incentive grants among other companies and other comparable corporate employers. The Equity Compensation Committee periodically reviews the practices, grant levels and grant values of other companies to ensure the plan continues to meet the Company's objectives.

Family Income Assurance Plan
The Company has in effect a Family Income Assurance Plan for executive officers. Coverage under this Company self-insured plan provides that, in the event of the death of an executive officer while employed by the Company, the officer’s surviving spouse, or estate, is entitled to receive the equivalent of two years base salary during the following 24 months.

Other Benefits
Retirement and medical benefits offered to executive officers are largely the same as those offered to the general salaried employee population, with some variation, primarily to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits. Miscellaneous benefits offered to executive officers are designed to provide a safety net of protection against the financial catastrophes that can result from liability suits, illness, disability or death.

Chief Executive Officer Compensation
As Chief Executive Officer of the Company, Mr. Gilbertson's base salary reflects his substantial responsibilities in addition to the factors discussed under the Base Salary Program above. Based on these responsibilities, the Board awarded Mr. Gilbertson a base salary of $605,000 for fiscal 2006, and, based on performance targets met in 2006, plans to award Mr. Gilbertson a bonus based on 150% of his base salary.

Deductibility of Executive Compensation
With respect to Section 162(m) of the Internal Revenue Code and the underlying Internal Revenue Service (the "IRS") regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy that it will attempt to comply with such limitations, to the extent practicable, including through its presentation of incentive compensation plans to the shareholders, for approval, where appropriate. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these IRS regulations, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the option to award some bonus payments based on non-quantitative performance objectives and other criteria, which it may determine, at its discretion, from time to time.

Summary
The Compensation Committee and the Equity Compensation Committee believe the executive compensation program is adequate to accomplish the program's goals of attracting, retaining and motivating highly qualified management professionals. The Committees believe the executive compensation program is fair to both the executive officers and the Company.

SUBMITTED BY THE COMPENSATION AND THE EQUITY COMPENSATION COMMITTEES OF THE BOARD:

Kazuo Inamori, Chairman of Compensation Committee
Benedict Rosen
Yasuo Nishiguchi
Richard Tressler
Masahiro Umemura
Richard Tressler, Chairman of Equity Compensation Committee
Joseph Stach
Masahiro Umemura

Stock Price Performance Graph

The following chart compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from March 31, 2001 through March 31, 2006, with the cumulative total return of the S&P 500 Stock Index and a Peer Group index for such period.

			Cumulative Total Return
	3/31/01	3/31/02	3/31/03	3/31/04	3/31/05	3/31/06
AVX -NYSE	100.00	122.25	53.21	98.64	74.14	108.33
S & P 500	100.00	100.24	75.42	101.91	108.73	121.48
Current Peer Group	100.00	93.38	33.14	64.04	36.65	41.64
Prior Peer Group	100.00	112.83	68.41	109.09	92.61	117.89

The “ Current Peer Group” is comprised of the following companies: Kemet, Vishay and Epcos. The Current Peer Group is deemed to have more similar product line characteristics than the “Prior Peer Group” which was comprised of the following companies: Amphenol, Kemet, Methode, Molex and Vishay. The Stock Price Performance Graph above and the foregoing Reports of the Compensation Committee, Equity Compensation Committee and Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Report of the Audit Committee

In accordance with its written charter, as adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended March 31, 2006, the Audit Committee met seven times, and the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent registered public accounting firm prior to each public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the accountants any relationships that may impact their objectivity and independence and satisfied itself as to the accountants' independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent registered public accounting firm its audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm's examination of the financial statements.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2006, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company's financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board or Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed the independent registered public accounting firm, PricewaterhouseCoopers, for the fiscal year ending March 31, 2007.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD:

Donald B. Christiansen, Chairman
Joseph Stach
Richard Tressler

Representatives of PricewaterhouseCoopers are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire, and to respond to appropriate questions.

Principal Independent Registered Public Accounting Firm Fees

As reflected in the table below, the Company incurred fees of $8,450,250 and $5,784,906 in fiscal 2005 and 2006, respectively, for services performed by PricewaterhouseCoopers. Of these sums, $7,942,401 in fiscal 2005 and $5,287,140 in fiscal 2006 were for audit and audit related services. PricewaterhouseCoopers did not perform any financial system consulting services in fiscal 2005 or 2006.

	2005	2006

Audit Fees (1)	$ 7,942,401	$ 5,287,140
Audit Related Fees (2)	183,000	101,747
Tax Fees (3)	324,849	388,343
Other Fees	---	7,676
Total Fees	$ 8,450,250	$ 5,784,906

(1)
Amounts represent fees for the annual audit of the Company for the fiscal years ended March 31, 2005 and March 31, 2006, reviews of the Company's financial statements for interim periods and other regulatory filings in fiscal 2005 and fiscal 2006 and services related to the Company’s internal control over financial reporting.

(2)
Amounts primarily represent fees for the audits of employee benefit plans, statutory audits of certain foreign locations and other procedures related to documents filed with the SEC and consultations concerning financial accounting and reporting standards.

(3)	Amounts represent fees for consultation on tax matters and tax compliance services.

The Audit Committee of the Company's Board of Directors determined that the provision of non-audit services by PricewaterhouseCoopers to the Company during fiscal 2005 and fiscal 2006 was compatible with maintaining the independent registered public accounting firm's independence.

Audit Committee's Pre-approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services (and the related fees and terms) to be provided to the Company by the independent registered public accounting firm. The authority to pre-approve non-audit services may be delegated by the Audit Committee to one or more members of the Committee, who shall present any decision to pre-approve an activity to the full Committee at the first meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Relationship With Kyocera and Related Transactions
Since January 1990, Kyocera and AVX have engaged in a significant number and variety of related party transactions, including, without limitation, the transactions referred to in note 14 to the consolidated financial statements in AVX's Annual Report on Form 10-K for the fiscal year ended March 31, 2006. One principal strategic advantage for the Company is its ability to produce a broad product offering to its customers. The inclusion of products manufactured by Kyocera in that product offering is a significant component of this advantage. In addition, the exchange of information with Kyocera relating to the development and manufacture of multi-layer capacitors and various other ceramic products benefits the Company. An adverse change in the Company's relationship with Kyocera could have a negative impact on the Company's results of operations. AVX also has established several ongoing arrangements with Kyocera and has executed several agreements, the more significant of which are described below. In the fiscal year ended March 31, 2006, AVX had purchases of $391.0 million from Kyocera and received sales and other revenue of $23.5 million from Kyocera under these agreements. Except for the Buzzer Assembly Agreement, each of the agreements and any other transactions described below contains provisions requiring that the terms of any transaction under such agreement be equivalent to that to which an independent unrelated party would agree at arm's-length and is subject to the approval of the Special Advisory Committee of the AVX Board of Directors. The Special Advisory Committee is comprised of the independent directors of AVX and is required to review and approve such agreements and any other significant transactions between AVX and Kyocera not covered by such agreements. Periodically, the Special Advisory Committee reviews a summary of the Company's transactions with Kyocera to identify any significant transactions not covered by such agreements and investigates the nature and the terms of such transactions.

Products Supply and Distribution Agreement. Pursuant to the Products Supply and Distribution Agreement (the "Distribution Agreement") (i) AVX will act as the non-exclusive distributor of certain Kyocera-manufactured products to certain customers in certain territories outside of Japan, and (ii) Kyocera will act as the non-exclusive distributor of certain AVX-manufactured products within Japan. The Distribution Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least three months prior written notice.

Disclosure and Option to License Agreement. Pursuant to the Disclosure and Option to License Agreement (the "License Agreement"), AVX and Kyocera exchange confidential information relating to the development and manufacture of multi-layered ceramic capacitors and various other ceramic products, as well as the license of technologies in certain circumstances. The License Agreement was extended effective March 31, 2006 with a new expiration date of April 1, 2007.

Materials Supply Agreement. Pursuant to the Materials Supply Agreement (the "Supply Agreement"), AVX and Kyocera will from time to time supply the other party with certain raw and semi-processed materials used in the manufacture of capacitors and other electrical products. The Supply Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Buzzer Assembly Agreement. Pursuant to the Buzzer Assembly Agreement (the "Buzzer Agreement"), AVX assembles certain electronic components for Kyocera in AVX's Juarez, Mexico facility. Kyocera pays AVX a fixed cost mutually agreed upon by the parties for each component assembled, plus a profit margin. The Buzzer Agreement has automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

Machinery and Equipment Purchase Agreement. Pursuant to the Machinery and Equipment Purchase Agreement (the "Machinery Purchase Agreement"), AVX and Kyocera will, from time to time, design and manufacture for the other party certain equipment and machinery of a proprietary and confidential nature used in the manufacture of capacitors and other electronic components. The Machinery Purchase Agreement has a term of one year, with automatic one-year renewals, subject to the right of termination by either party at the end of the then current term upon at least six months prior written notice.

2007 Shareholder Proposals

If any shareholder intends to present a proposal to the Company for inclusion in its proxy statement relating to the annual meeting of shareholders expected to be held in July 2007 or wishes to recommend nominees to the Board, such proposal, in writing and addressed to the Corporate Secretary, must be received by the Company no later than February 16, 2007.

In general, shareholder proposals intended to be presented at an annual meeting, including proposals for the nomination of directors, must be received by the Company no less than 60 days, but no more than 90 days, in advance of the meeting in order to be considered timely under the By-laws of the Company; provided, however, if less than 70 days prior notice is given for an annual meeting, proposals must be received within ten days of the mailing or public disclosure of such notice.

Proxy Solicitation

The entire cost of this solicitation will be borne by the Company, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. Solicitation will primarily be made by mail, but proxies may be solicited personally by the Company's officers, directors or employees, by telephone or by facsimile. The costs and expenditures in connection with the solicitation of security holders are only those normally expended for a solicitation for an election of Directors in the absence of a contest.

The Company's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments filed with or furnished to the SEC pursuant to Sections 13(a) or 15 (d) of the Securities Exchange Act are available free of charge on the Company's website at www.avx.com as soon as reasonably practicable after being filed with the SEC.

By order of the Board,

Kurt Cummings
By order of the Board,

June 13, 2006

Proxy Card

ANNUAL MEETING OF SHAREHOLDERS OF

AVX CORPORATION

July 19, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NAMED DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect four Class II Directors for Terms Expiring at the Annual Meeting in July of 2009:

NOMINEES:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

- ○ John S. Gilbertson
- ○ Makoto Kawamura
- ○ Rodney N. Lanthorne
- ○ Joseph Stach

<u>INSTRUCTION:</u> To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

AVX CORPORATION

July 19, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

\- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

↓ Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NAMED DIRECTOR.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect four Class II Directors for Terms Expiring at the Annual Meeting in July of 2009:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ John S. Gilbertson
- ○ Makoto Kawamura
- ○ Rodney N. Lanthorne
- ○ Joseph Stach

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TABLE OF CONTENTS

PROPOSAL I - ELECTION OF DIRECTORS
 Directors Standing for Election
 Directors Continuing in Office

Ownership of Securities by Directors, Director Nominees and Executive Officers
Security Ownership of Certain Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance
Board of Directors - Governance
Board of Directors - Meetings Held and Committees
Compensation of Directors
Executive Compensation
Summary Compensation Table
Stock Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
Equity Compensation Plan Information
Compensation Committee Interlocks and Insider Participation
Report of the Compensation Committee and Equity Compensation Committee
Stock Price Performance Graph
Report of the Audit Committee
Relationship With Kyocera and Related Transactions
2007 Shareholder Proposals
Proxy Solicitation
Proxy Card